WINTERGREEN FUND, INC.
                         ACCOUNTING, ADMINISTRATION AND
                       TRANSFER AGENCY SERVICES AGREEMENT


     AGREEMENT made as of the ___ day of _________, 2005, by and between Wintergreen Fund, Inc., a Maryland corporation, with its principal office and place of business at 333 Route 46 West, Mountain Lakes, NJ 07046 (the "CLIENT" or the "FUND"), and Citigroup Fund Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("CITIGROUP").

     WHEREAS, the Client is registered under the 1940 Act (as defined below) as an open-end management investment company that issues or intends to issue shares, $0.001 par value (the "SHARES"); and


     WHEREAS, the Client desires that Citigroup perform certain services for the Fund, and Citigroup is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Client and Citigroup hereby agree as follows:

SECTION 1. DEFINITIONS; APPOINTMENT; DELIVERY OF DOCUMENTS

1.1 FREQUENTLY USED DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

     (a) "1940 ACT" means the Investment Company Act of 1940, as amended.

     (b) "AFFILIATE" means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, "CONTROL" of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person.

     (c) "AGREEMENT" means this Agreement and any appendices and schedules attached hereto, in each case as they may be amended from time to time.

     (d)  "AUTHORIZED  PERSON(S)"  shall  include:  (i) those persons  listed on
     SCHEDULE 1 hereto and (ii) any natural person that (A) is an executive officer of the Client or (B) has apparent authority to act on behalf of the Client with respect to the subject matter of the information request or instruction.

     (e) "CITIGROUP" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.


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     (f) "CLASS"  and  "CLASSES"  have the meaning set forth in the  preamble to this Agreement.

     (g) "CLIENT" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest;.

     (h) "EFFECTIVE DATE" means the date first set forth above.

     (i) "FUND" has the meaning set forth in the preamble to this Agreement.

     (j) "GOVERNING BODY" means, for any entity, the Person or body of Persons governing the operations of the entity under its Organic Documents (for example, if the entity is a corporation, its board of directors).

     (k) "INSTRUCTION" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted to Citigroup (i) in electronic format by machine readable input, electronic mail, CRT data entry or other similar means, or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

     (l) "LAWS" means any statutes, rules and regulations of any governmental authority and applicable judicial or regulatory interpretations thereof.

     (m) "ORGANIC DOCUMENTS" means, for any entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

     (N) "PARTIES" means the Client and Citigroup.

     (o) "PERSON" means any natural person or incorporated or unincorporated entity.

     (p) "POLICIES AND PROCEDURES" means the written policies and procedures of the Client in any way related to the Services, including any such policies and procedures contained in the Organic Documents and the Prospectus.

     (q) "PROSPECTUS" has the meaning set forth in Section 2.4(a).

     (r) "SEC" means the United States Securities and Exchange Commission and any successor governmental authority.

     (s) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (t) "SERVICES" means the services set forth in APPENDICES A, B AND C.

     (u) "SERVICES COMMENCEMENT DATE" means, with respect to the Fund, (i) if the registration statement of the Fund is effective as of the Effective Date, then such

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     Effective Date; (ii), if such registration statement is not effective as of the Effective Date, then the date such registration statement is declared effective; or (iii) such other date as may be agreed in writing by the Parties.

     (v) "SHAREHOLDER" means any Person that holds Shares of record.

     (w) "SHARES" has the meaning set forth in the preamble to this Agreement.

Other capitalized terms used but not defined in this Section 1.1 shall have the meanings set forth in this Agreement.

1.2 APPOINTMENT. The Client hereby appoints Citigroup to act as its administrator, fund accountant and transfer agent and dividend disbursing agent for the period and on the terms set forth in this Agreement, and Citigroup hereby accepts such appointment and in connection with such appointment agrees to provide the Services on the terms and conditions set forth in this Agreement.

SECTION 2.  SERVICES; OTHER RELATED TERMS AND CONDITIONS

2.1. SERVICES. Subject to the terms and conditions of this Agreement and under the direction and control of the Governing Body, Citigroup shall provide the Services.

2.2 OTHER SERVICES. Citigroup shall provide such other services and assistance relating to the affairs of the Client as the Client may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation arrangements.

2.3 CITIGROUP'S COMPLIANCE WITH LAWS.

     (a) Citigroup shall comply in all material respects with all Laws applicable to Citigroup's delivery of the Services.

     (b) Nothing contained herein shall be construed to require Citigroup to perform any service that could cause Citigroup to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Fund to act in contravention of its Prospectus or any provision of the 1940 Act.

     (c) Except as specifically set forth in this Agreement to the contrary, Citigroup assumes no responsibility for compliance by the Client with any Laws applicable to the Client; and, notwithstanding any other provision of this Agreement to the contrary, Citigroup assumes no responsibility under this Agreement to Client or any other Person for compliance by the Client or Citigroup with the Laws of any jurisdiction other than those of the United States.

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

2.4 CERTAIN DOCUMENTS; CHANGES IN POLICIES AND PROCEDURES OR APPLICABLE LAW.

     (a) Contemporaneous with or promptly after the Effective Date, the Client shall deliver to Citigroup copies of the following documents: (i) the Client's Organic Documents; (ii) the offering documents, prospectuses, private placement memoranda, subscription agreements and/or other offering documents for the Fund (collectively, the "PROSPECTUS"); (iii) a copy, certified by the secretary or other individual or legal entity responsible for maintaining the official records of the Client, of the resolution of its Governing Body appointing Citigroup and authorizing the execution and delivery of this Agreement; and (iv) the Client's Policies and Procedures.

     (b) Client shall deliver to Citigroup as soon as is reasonably practical any and all amendments to the documents required to be delivered under
     Section 2.4(a).

     (c) Citigroup shall perform the Services in observance of the Policies and Procedures delivered to Citigroup pursuant to Section 2.4(a), PROVIDED that with respect to any provision(s) of the Policies and Procedures that are delivered to Citigroup after the Effective Date, such provision(s) are commercially reasonable. Notwithstanding the foregoing, in the event the Client amends the Policies and Procedures or there is a change in Law related to or affecting the Services, Citigroup need not begin performing any new service(s), and need not perform any service(s) in a materially different or more burdensome manner, except upon written agreement by Citigroup and pursuant to mutually acceptable compensation agreements and Citigroup's written approval of any amended Policies and Procedures, which approval shall not be unreasonably withheld or delayed.

2.5. SERVICE DAYS. Nothing contained in this Agreement shall require Citigroup to perform any functions or duties on any weekend day or on any other day on which the Client does not accept subscriptions and redemptions of its Shares (a "BUSINESS DAY"). Functions or duties normally scheduled to be performed on any day that is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by applicable Law.

2.6. RELIANCE ON INSTRUCTIONS, DOCUMENTS AND ADVICE.

     (a) With respect to the subject matter of this Agreement, Citigroup may rely on (i) with respect to any matter, advice or Instruction that it receives and that it reasonably believes in good faith was transmitted by the Client's Governing Body or an Authorized Person; or (ii) with respect to any factual matter, any signature, Instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document of or presented by any Person (including any authorized representative(s) of any predecessor service providers to the Client).

     (b) Notwithstanding any other provisions of this Agreement to the contrary, Citigroup shall have no duty or obligation to inquire into (i) the authenticity of any statement, oral or written Instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document

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

     or instrument that Citigroup reasonably believes in good faith to be genuine; or (ii) the authority or lack thereof of any Person to represent or act as an agent for any other Person, PROVIDED that Citigroup reasonably believes in good faith that such -------- authority exists, and, PROVIDED, FURTHER, that with respect to Instructions of the Client, Citigroup may -------- ------- only rely on Instructions of the Client's Governing Body or Authorized Persons.

     (c) Citigroup may assume that any Instructions are not in any way inconsistent with the Organizational Documents, the Prospectus, the Policies and Procedures or any proceeding or resolution of the Client's Governing Body or the Shareholders of the Client, unless and until Citigroup receives written notice to the contrary from the Client's Governing Body or an Authorized Person.

     (d) Absent specific written notice to the contrary, Citigroup may assume that Authorized Persons are authorized to deliver instructions relating to all or any matter under this Agreement. The Client's Governing Body may at any time (i) change the list of Authorized Persons or (ii) limit an Authorized Person's authority. Citigroup shall not be deemed to have notice of any change of Authorized Persons or limitation of authority until receipt of written notice thereof from the Client's Governing Body or from at least two then-current (as reflected in Citigroup's records immediately prior to the receipt of such notice) Authorized Persons.

     (e) About any matter related to the Client or the Services, Citigroup may apply to any Authorized Person for advice or Instructions; about any legal matter related to the Client or the Services, Citigroup may request advice from counsel of its own choosing (who may be counsel to the Client or to Citigroup); and about any accounting or tax matter related to the Client or the Services, Citigroup may request advice from the independent accountants of the Client or from other independent accountants with recognized expertise about the specific subject matter. Any costs related to such advice or Instructions shall be borne by the Client, except that Citigroup shall be responsible for costs related to advice from in-house counsel to Citigroup or any affiliate of Citigroup. In the event of any conflict between advice or Instructions Citigroup receives from (i) any Authorized Person or such independent accountant(s) and (ii) advice from counsel, Citigroup may rely on advice from counsel.

     (f) Nothing in this Section 2.6 shall be construed as imposing on Citigroup any obligation to seek advice or Instructions, or, subject to Section 3.1(c), to act in accordance with such advice or Instructions if and when received.

2.7. CERTAIN REPRESENTATIVE POWERS; OTHER ACTIVITIES.

     (a) In the performance of the Services, Citigroup may use the name of the Client and sign any necessary letters or other documents for and on behalf of the Client.

     (b) Citigroup may provide services similar to those provided under this Agreement for any other Person on such terms as may be arranged with such Person, and Citigroup

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

     shall not be required to disclose to the Client any fact or thing that may come to the knowledge of Citigroup in the course of so doing.

     (c) Citigroup may acquire, hold or deal with, for its own account or for the account of any other Person, any shares or securities from time to time issued by the Client or in which the Client is authorized to invest; and Citigroup shall not be required to account to the Client for any profit arising therefrom.

2.8 COOPERATION WITH INDEPENDENT AUDITORS AND COUNSEL. Citigroup shall cooperate with the independent auditor(s) and attorneys of the Client and shall take reasonable action to make all necessary information related to the Services available to such auditors and attorneys for the performance of their duties.

2.9 CERTAIN RESPONSIBILITIES OF THE CLIENT. In order to permit Citigroup to provide the Services, the Client agrees to:

     (a) Comply in all material respects with all Laws applicable to the Client;

     (b) Provide, and cause each other agent or service provider to the Client to provide, to Citigroup all such information (and in such reasonable medium) that Citigroup may reasonably request in connection with the Services and this Agreement; and

     (c) Deliver to Citigroup in advance of publication thereof any Prospectus or amendment to a Prospectus in order to permit Citigroup and its agents to review and comment upon, at Citigroup's discretion, those portions thereof that describe Citigroup and Citigroup's duties and obligations under this Agreement, including the indemnity provisions hereof, and the Client shall not make any reference to Citigroup and such duties, obligations and indemnities in any Prospectus without Citigroup's consent, which consent shall not be unreasonably withheld or delayed.

SECTION 3.  RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

3.1 CLIENT RECORDS; OWNERSHIP; INSPECTION; SUCCESSORS.

     (a) Citigroup shall prepare and maintain on behalf of the Client the books and records detailed in the Appendices and such other records as are agreed from time to time in writing by Citigroup and the Client. The books and records maintained by Citigroup shall be prepared, maintained and, subject to Section 3.1(d) below, preserved by Citigroup in such form, for such periods and in such locations as may be required by applicable Law, including, without limitation, Section 31 of the 1940 Act and Section 17(A) of the Securities Exchange Act of 1934, as amended.

     (b) To the extent required by Section 31 of the 1940 Act and the rules thereunder, the books and records maintained by Citigroup ("CLIENT RECORDS") in Citigroup's possession shall be the property of the Client. The Client and the Client's authorized representatives

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

     shall have access to such Client Records at all times during Citigroup's normal business hours. Upon the reasonable advance request of the Client or such authorized representatives, copies of any such Client Records shall be provided by Citigroup, at the Client's expense, to the Client or its authorized representatives.

     (c) If Citigroup receives a request or demand from a third party to inspect any Client Records, Citigroup will endeavor to notify the Client and to secure Instructions from the Client or an Authorized Person about such inspection. Citigroup shall abide by such Instructions for granting or denying the inspection; PROVIDED, that Citigroup may grant the inspection without Instructions or in contravention of specific Instructions if Citigroup is advised by counsel to Citigroup or the Client that failure to do so is substantially likely to result in liability to Citigroup; and PROVIDED, FURTHER, that in such event, Citigroup shall endeavor promptly to advise the Client of such contrary advice, to the extent practicable in advance of any actual inspection.

     (d) Upon termination of this Agreement, Citigroup shall, subject to payment of all undisputed amounts due to Citigroup hereunder and at the expense and direction of the Client, transfer to Client or any successor service provider all Client Records in the electronic or other medium in which such material is then maintained by Citigroup.

3.2 PROPRIETARY INFORMATION OF CITIGROUP. The Client acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Citigroup on databases under the control and ownership of Citigroup or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "PROPRIETARY INFORMATION") of substantial importance to Citigroup or the third party. The Client agrees to treat all Proprietary Information as proprietary to Citigroup and further agrees that it shall maintain as confidential any Proprietary Information, except as may be provided under this Agreement, and that breach by the Client of this confidentiality obligation would cause irreparable injury to Citigroup.

3.3 CONFIDENTIALITY.

     (a) Each Party (for purposes of this Section 3.3, a "RECEIVING PARTY") agrees to keep confidential all information disclosed by the other Party (for purposes of this Section 3.3, a "DISCLOSING PARTY"), including, without limitation all forms and types of financial, business, marketing, operations, technical, economic and engineering information of the Disclosing Party, whether tangible or intangible.

     (b) Notwithstanding any provision of this Agreement to the contrary, the Parties agree that the following information shall not be deemed confidential information: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party;
     (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this
     Section 3; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed

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

     by the Receiving Party or its employees or affiliates without reference to the Disclosing Party's information.

     (c) Notwithstanding any provision of this Agreement to the contrary, Citigroup may: (i) provide information to Citigroup's counsel and to Persons engaged by Citigroup or the Client to provide services with respect to the Client; (ii) provide information consistent with the Procedures or with operating procedures that are customary with respect to the Services in the industry; (iii) identify the Client as a client of Citigroup for Citigroup's sales and marketing purposes; and (iv) provide information as approved by an Authorized Person, PROVIDED, that (A) such approval shall not be unreasonably withheld or delayed, and (B) Citigroup may release information without approval of the Client if Citigroup is advised by counsel to Citigroup or the Client that failure to do so will result in liability to Citigroup; and PROVIDED, FURTHER, that, in such event Citigroup shall endeavor promptly to advise the Client of such advice, to the extent practicable in advance of any actual release of information.

     (d) Citigroup acknowledges that certain Shareholder information made available by the Client to Citigroup or otherwise maintained by Citigroup under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act and other applicable privacy Laws (collectively, "PRIVACY LAWS"). Citigroup agrees (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business; (ii) to limit access to such information to authorized representatives of Citigroup and the Client; (iii) to establish and maintain reasonable physical, electronic and procedural safeguards to protect such information; and (iv) to cooperate with the Client and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the Parties.

SECTION 4. RESPONSIBILITY OF CITIGROUP; INDEMNIFICATION; OTHER LIABILITY-RELATED MATTERS

4.1. RESPONSIBILITY OF CITIGROUP; LIMITATIONS.

     (a) Citigroup shall be under no duty to take any action under this Agreement except as specifically set forth in this Agreement or as may be specifically agreed to by Citigroup and the Client in a written amendment to this Agreement.

     (b) In performing the Services, Citigroup (i) shall act in good faith and shall be obligated to exercise care and diligence; and (ii) may, without limiting the generality of any other provision of this Agreement, rely on Instructions, advice and information pursuant to Section 2.6;

     (c) Notwithstanding anything in this Agreement to the contrary, Citigroup shall be liable to the Client only for any damages arising out of Citigroup's failure to perform its duties under this Agreement to the extent such damages were caused solely and directly

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     by Citigroup's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (d) Citigroup shall not be liable for the delays or errors of Persons that provide services to the Client or Citigroup (other than employees of Citigroup) or of other Persons, including the failure by any such Person to provide information to Citigroup when they have a duty to do so (irrespective of whether that duty is owed specifically to Citigroup or a third party). Without limiting the generality of the foregoing, Citigroup shall not be liable for the actions of omissions of third parties engaged by Citigroup at the request of the Client or its investment adviser or distributor to provide services to or for the benefit of the Client ("Non-Discretionary Subcontractors").

4.2 INDEMNIFICATION; NOTIFICATION OF CLAIMS.

     (a) Notwithstanding anything in this Agreement to the contrary, Citigroup shall not be responsible for, and the Client shall indemnify and hold harmless Citigroup, its employees, directors, officers and managers and any person who controls Citigroup within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, (for purposes of this Section 4.2, "INDEMNITEES") from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, liability and other expenses of every nature and character (including, but not limited to, direct and indirect reasonable reprocessing costs) arising out of or attributable to all and any of the following (for purposes of this Section 4.2, a "CLAIM"):

     (i) any action (or omission to act) of Citigroup or its agents taken in connection with this Agreement; PROVIDED, that such action (or omission to act) is taken in good faith and without willful misfeasance, gross negligence or reckless disregard by Citigroup of its duties and obligations under this Agreement;

     (ii) any material breach of the Client's agreements, representations, warranties, and covenants in Sections 2.9 and 5.2 of this Agreement or in the Appendices;

     (iii)the Client's lack of good faith or the Client's gross negligence or willful misfeasance;

     (iv) the reliance on or use by Citigroup or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Client or any other person or firm on behalf of the Client; and

     (v) the reliance on advice, Instructions, and other information, as set forth in Section 2.6.

     (b) In order that the indemnification  provisions contained in this Section
     4.2 shall apply, upon the assertion of a Claim for which the Client may be required to indemnify an Indemnitee, the Indemnitee must promptly notify the Client of such assertion, and shall keep the Client advised with respect to all developments concerning such Claim.

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

     The Client shall have the option to participate with the Indemnitee in the defense of such Claim or to defend against said Claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any Claim or make any compromise in any case in which the Client may be required to indemnify it except with the Client's prior written consent.

4.3 OTHER LIABILITY-RELATED MATTERS. Notwithstanding anything in this Agreement to the contrary excepting Section 4.2 or as specifically set forth below:

     (a) Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature;

     (b) Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party;

     (c) No affiliate, director, officer, employee, manager, shareholder, partner, agent, counsel or consultant of either Party shall be liable at law or in equity for the obligations of such Party under this Agreement or for any damages suffered by the other Party related to this Agreement;

     (d) No Shareholder or member of the Client's Governing Body may bring any action under or in the name of the Client in connection with this Agreement except as is specifically required to be permitted under applicable Law;

     (e) There are no third party beneficiaries of this Agreement;

     (f) Each Party shall have a duty to mitigate damages for which the other Party may become responsible;

     (g) Except as expressly provided in this Agreement, Citigroup hereby disclaims all representations and warranties, express or implied, made to the Client or any other Person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to Services provided under this Agreement. Citigroup disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement; and

SECTION 5.  REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF CITIGROUP. Citigroup represents and warrants to the Client that:

     (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

     (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

     (c) All requisite limited liability company proceedings have been taken to authorize it to enter into this Agreement and perform its obligations under this Agreement;

     (d) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

     (e) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Citigroup, enforceable against Citigroup in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

     (f) It has in effect and will maintain all licenses, permits and other authorizations necessary or appropriate for Citigroup to perform the Services.

5.2 REPRESENTATIONS AND WARRANTIES OF THE CLIENT. The Client represents and warrants to Citigroup that:

     (a) It is duly organized and existing and in good standing under the laws of the jurisdiction of its organization;

     (b) It is empowered under applicable Laws and by its Organic Documents to enter into this Agreement and perform its obligations under this Agreement;

     (c) All requisite corporate or similar proceedings have been taken to authorize it to enter into this Agreement and perform its obligations under this Agreement;

     (d) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Client, enforceable against the Client in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

     (e) With respect to all Shares from time to time being offered for sale to the public, a registration statement under the Securities Act (the "REGISTRATION STATEMENT") is currently effective or will be effective at the time of sale, and will remain effective, and all appropriate Federal and State securities law filings have been made and will continue to be made;

     (f) The Prospectuses and, if Shares are offered for sale to the public, Registration Statement, have been, and any amendment thereto will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the rules and regulations thereunder, and all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct in all material respects at the time indicated or on the effective date, as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares, except that no representation is made with respect to information furnished to the Client with the written approval of Citigroup expressly for use in the Registration Statement or Prospectus; and

     (g) It will from time to time amend its Registration Statement or Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares;

SECTION 6.  COMPENSATION AND EXPENSES

6.1 COMPENSATION. In consideration of the Services provided by Citigroup pursuant to this Agreement, the Client shall pay Citigroup the fees as from time to time set forth in a separate written agreement between Citigroup and the Client (the "FEE SCHEDULE").

6.2 EXPENSES.

     (a) Citigroup shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Services, including the compensation of any Citigroup employee who serves as an officer of the Client.

     (b) In connection with the Services, the Client agrees to reimburse Citigroup for its out-of-pocket expenses as listed in the FEE SCHEDULE.

     (c) Notwithstanding any other provisions of this Agreement to the contrary, the Client is responsible for and assumes the obligation for payment (or reimbursement to Citigroup) of all Client expenses, including those listed below:

     (i) the fees and expenses payable under the Client's various services agreements;

     (ii) expenses of issue, repurchase and redemption of Shares;

     (iii) interest, taxes and brokerage fees and commissions;

     (iv) premia for D&O and E&O insurance and for Fidelity and other bonds;

     (v) costs of membership in trade associations;

     (vi) costs of forming the Client and maintaining its existence;

     (vii)  expenses  of  meetings  of  shareholders  and  proxy   solicitations
     therefor;

     (viii) fees and expenses of the Client's Governing Body and its committees, officers, employees and corporate meetings,

     (ix) other professional services including audit and legal expenses;

     (x) SEC, state, territory or foreign securities laws registration fees and related expenses; and

     (xi) fees and expenses payable in accordance with any distribution, service or similar plan or agreement related to similar matters.

6.3 ACCRUAL AND PAYMENT OF FEES AND EXPENSES; EXTRAORDINARY AUDITS.

     (a) All fees and reimbursable expenses (or an estimate thereof) shall be accrued daily by the Client and shall be payable monthly in arrears on the first day of each calendar month for services performed or expenses incurred during the prior calendar month.

     (b) If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.

     (c) Upon the termination of this Agreement, the Client shall pay to Citigroup such fees as shall be payable prior to the effective date of termination and shall also pay any applicable termination costs pursuant to
     Section 7.4 of the Agreement.

     (d) The Client shall reimburse Citigroup for all reasonably incurred expenses and employee time attributable to (i) any review of the Client's accounts and records by the Client's independent accountants or any regulatory body outside of routine and normal periodic reviews and (ii) any material, non-routine Services.

6.4 OTHER COMPENSATION. Notwithstanding anything in this Agreement to the contrary, Citigroup and its affiliates may receive compensation or reimbursement from the Client with respect to any services not included under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION, TERMINATION; ASSIGNMENT; ADDITIONAL FUNDS AND CLASSES

7.1 EFFECTIVENESS. This Agreement shall become effective on the Effective Date, and shall become effective with respect to the Fund on the Services Commencement Date.

7.2 DURATION. This Agreement shall have a minimum term of one year from the Effective Date (the "BASE Term") and shall thereafter continue in effect until terminated.

7.3 TERMINATION. This Agreement may be terminated at any time without the payment of any penalty:

     (a) with or without cause, at any time AFTER the expiration of the Base Term, by either Party on at least ninety (90) days' written notice to the other Party.

     (b) for cause, and before or after the expiration of the Base Term, by the non breaching Party on at least thirty (30) days' written notice thereof to the other Party, if the other party has materially breached any of its obligations hereunder including, with respect to Citigroup, the failure by Citigroup to act consistently with the standard of care set forth in
     Section 4.1(b); PROVIDED, HOWEVER, that (i) the termination notice shall describe the breach, and (ii) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching Party has cured such breach to the reasonable satisfaction of the non-breaching Party.

     (c) by the Client, if the operations of the Client are wound up and discontinued, and the assets of the Client are distributed to the Shareholders after the Client's Governing Body determines that it is no longer in the Shareholders' best interest to continue the operations of the Client; PROVIDED, however, that the Client shall be required to pay a Default Payment (as defined below) if

     (i) such distribution to Shareholders is incident to a merger, consolidation or reorganization to which the Fund is a party that (A) is treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended or (B) as a result of which the Fund is the accounting successor under generally accepted accounting principles (a "FUND REORGANIZATION"); and

     (ii) after the Fund Reorganization, Citigroup does NOT continue to provide services with respect to the Fund, or any successor fund, pursuant to this Agreement or any substantially similar agreement.

7.4 DEFAULT PAYMENT. The Client agrees that if the Client terminates this Agreement prior to the expiration of the Base Term then the Client shall be in default of this Agreement, unless the Agreement is properly terminated by the Client (x) for "cause" pursuant to Section 7.3(b) after the notice and cure period provided therein or (y) because the Fund is being liquidated under the circumstances described in Section 7.3(c) and such liquidation is not incident to a Fund Reorganization. Inasmuch as a default by Client will cause substantial damages to Citigroup and because of the difficulty of estimating the damages that will result, the Client agrees to pay to Citigroup, as liquidated damages for such default, an amount equal to (i) the average monthly fees payable to Citigroup pursuant to Section 6.1 of this Agreement for the last six (6) months preceding default, multiplied by (ii) the number of full and partial months remaining until the expiration of the Base Term (the "Default Payment"). The Parties agree that this sum is a reasonable forecast of probable actual loss to Citigroup and that this sum is agreed to as liquidated damages and not as a penalty.

7.5 SURVIVAL.  The provisions of Sections 2.8, 3.1(d),  3.2, 3.3, 4, 6.1, 6.2, 7
and 8 shall survive any termination of this Agreement.

7.6 ASSIGNMENT. Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. Citigroup may, without further consent on the part of the Client, (i) assign this agreement to any affiliate of Citigroup or
(ii) subcontract for the performance hereof with any entity, including an affiliate of Citigroup; PROVIDED, that, subject to Section 4.1(d) with respect to Non-Discretionary Subcontractors, Citigroup shall be as fully responsible to the Client for the acts and omissions of any subcontractor as Citigroup is for its own acts and omissions.

7.7 ADDITIONAL FUNDS AND CLASSES. In the event that the Client requests Citigroup to provide services with respect to one or more additional funds and/or classes of the Client after the Effective Date, such funds and/or classes shall become Funds and/or classes under this Agreement for all purposes hereof upon the execution of a joinder to this Agreement by the Client and Citigroup, which joinder shall specify such Funds and/or classes and the compensation due Citigroup for providing Services with respect thereto.

SECTION 8.  MISCELLANEOUS

8.1 AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties; PROVIDED, that the Client may amend SCHEDULE 1 as permitted by Section 2.6(d).

8.2 GOVERNING OF LAW. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws, principles and rules thereof.

8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

8.4 COUNTERPARTS. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

8.5 SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and unaffected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

8.6 HEADINGS. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

8.7 NOTICES AND OTHER COMMUNICATIONS; ELECTRONIC RECORDS.

     (a) Notices, requests, instructions and communications related to matters described in Sections 7.1 to 7.6 of this Agreement shall be delivered in writing as set forth below:

     IF TO CITIGROUP:

     Citigroup Fund Services, LLC
     Two Portland Square
     Portland, Maine 04101
     USA
     Fax: (207) 879-8913
     Attn: Legal Department

     IF TO CLIENT:

     Wintergreen Fund, Inc.
     333 Route 46 West
     Mountain Lakes, NJ 07046
     Fax:
     Attn:

     Notices received by the Parties at such addresses, or at such other principle business addresses as they shall specify in writing, shall be deemed to have been properly given.

     (b) Other notices between the Parties and their agents and employees may be sent in person, by telecopy, by mail or overnight courier, or through electronic messages at such addresses as shall be specified by the Parties or their agents.

     (c) This Agreement and electronic signatures and records delivered and maintained under the Agreement shall be effective to the fullest extent permitted by Law, PROVIDED that references in this Agreement to written approval or approval in writing of either Party shall be restricted to a writing executed by a then-current executive officer of such Party. Each Party agrees to maintain a copy of this Agreement and any amendments to this Agreement for its records.

8.8 INTERPLEADER. In the event of a dispute about any funds of the Client held by Citigroup from time to time under this Agreement, Citigroup or its agents may commence an action in interpleader and pay the disputed funds into a court of competent jurisdiction, and the Client shall reimburse Citigroup for its reasonable costs and expenses related to any such action in interpleader.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.

WINTERGREEN FUND, INC.


By:
   --------------------------------------------------
         [Authorized Officer]


CITIGROUP FUND SERVICES, LLC


By:
   --------------------------------------------------
         Director


LIST OF SCHEDULES AND APPENDICES THAT ARE PART OF THIS AGREEMENT:

         SCHEDULE 1                 Authorized Persons

         APPENDIX A                 Fund Administration Services

         APPENDIX B                 Fund Accounting Services

         APPENDIX C                 Transfer Agency Services

                         ACCOUNTING, ADMINISTRATION AND
                       TRANSFER AGENCY SERVICES AGREEMENT

                                   SCHEDULE 1
                               AUTHORIZED PERSONS


1. AUTHORIZED PERSONS:

In addition to the officers (including assistant officers) of the Client, the following persons are authorized to give Instructions to Citigroup with respect to this Agreement:

--------------------------------------------------------------------------------
                NAME                                            TITLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. CHANGE IN AUTHORIZED PERSONS

Any change in Authorized Persons shall only be made in accordance with Section 2.6(d) of the Agreement.

                               Schedule 2 page 1

                         ACCOUNTING, ADMINISTRATION AND
                       TRANSFER AGENCY SERVICES AGREEMENT

                                   APPENDIX A
                                    SERVICES

                       [SEE DOCUMENT SEPARATELY PROVIDED]




                                   Appendix B
                                     Page 1